                                                                SUNAMERICA INC.
                                                     PRO FORMA CONDENSED INCOME STATEMENT
                                                     FOR THE YEAR ENDED SEPTEMBER 30, 1995
                                                                (IN THOUSANDS)
                                 Historical financial
                               information as reported                    Pro forma adjustments
                            -----------------------------   --------------------------------------------------
                             SunAmerica       Ford Life         Ford Life        Elimination of
                             year ended      nine months      three months     Ford Life's credit     Other          Pro forma
                               9/30/95      ended 9/30/95    ended 12/31/94       life business    adjustments        combined
                             -----------    -------------    --------------     ----------------   -----------       -----------
Investment income            $   905,802    $     163,126    $       48,796     $         (5,937)  $   (10,800)  (1) $ 1,100,987

Interest expense                (540,247)        (130,328)          (36,092)                   -             -          (706,667)
                             -----------     ------------     -------------     ----------------   -----------       -----------
Net investment income            365,555           32,798            12,704               (5,937)      (10,800)          394,320

Net realized investment
  losses                         (33,012)          (9,726)          (14,568)               1,015             -           (56,291)

Fee income                       179,288                -                 -                    -             -           179,288

Premiums earned                        -           29,081            10,122              (39,203)            -                 -

Losses incurred                        -          (13,647)           (4,441)              18,088             -                 -

General and administrative
  expenses                      (166,540)         (19,075)           (5,825)               9,015             -          (182,425)

Amortization of deferred
  acquisition costs              (80,829)         (27,323)             (362)              18,690         6,995   (2)     (82,829)

Other income (expenses), net      15,144            4,743             4,235               (3,901)            -            20,221
                             -----------      -----------      ------------       --------------     ---------       -----------
Pretax income (loss)             279,606           (3,149)            1,865               (2,233)       (3,805)          272,284

Income tax expense (benefit)      85,400              657              (228)              (1,220)       (1,309)  (3)      83,300
                             -----------      -----------      ------------      ---------------     ---------       -----------
Net income (loss)            $   194,206      $    (3,806)     $      2,093      $        (1,013)    $  (2,496)      $   188,984
                             ===========      ===========      ============      ===============     =========       ===========
Net income per share         $      2.84                                                                             $      2.76
                             ===========                                                                             ===========
Operating net income
  per share (4)              $      3.18                                                                             $      3.34
                             ===========                                                                             ===========

Footnotes to the Pro Forma Condensed Income Statement appear on the following page.

                                                                        SUNAMERICA INC.
                                                             PRO FORMA CONDENSED INCOME STATEMENT
                                                             FOR THE YEAR ENDED SEPTEMBER 30, 1995
                                                                        (IN THOUSANDS)
                                                                          (CONTINUED)


Note (1) - To reflect lost interest income on the $172,500 purchase price at SunAmerica's average short-term portfolio yield of 6-1/4%.
Note (2) - To eliminate Ford Life's recorded amortization and to reflect pro forma amortization of $2,000 based on the deferred acquisition cost arising from this transaction, Ford Life's realized gross profits for the 12 months ended September 30, 1995 after elimination of the credit life business, and SunAmerica's projection of estimated future gross profits for Ford Life.
Note (3) - Related tax effects which approximate the statutory rate of 35%.
Note (4) - Operating net income per share excludes after-tax net realized investment losses, and represents a common performance measure used by financial analysts.
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